Exhibit 99.1

Bacterin CLOSES Purchase OF the Outstanding Common Stock of X-spine Systems, Inc.

Combines Bacterin’s strength in orthobiologics with X-spine’s expertise in hardware offering complementary product lines focused on orthopedic and spine surgical procedures.

BELGRADE, Mont., July 31, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (OTCQX:BONE), a leader in the development of revolutionary bone graft material, announced today that it has closed its purchase of the outstanding shares of privately held X-spine Systems, Inc., a global medical device manufacturer of leading products for spinal surgery, headquartered in Miamisburg, Ohio, in exchange for approximately 4.24 million shares of Bacterin common stock and approximately $60 million in cash, subject to customary working capital adjustments, and including the extinguishment of approximately $13 million of X-spine debt. The transaction positions the combined company as a comprehensive supplier for spine surgery procedures that offers both hardware and biologics through a more substantial national distribution footprint.

X-spine has numerous products for the treatment of spinal disease, with an emphasis on less-invasive treatments for the degenerative spine, X-spine’s state-of-the art spinal implants and instrumentation are highly complementary to Bacterin’s leading orthobiologics portfolio. The great majority of spinal procedures using X-spine’s product portfolio could use an orthobiologic that Bacterin currently offers.

Transaction Details

The transaction was funded by an amended and restated $42 million senior secured debt facility with OrbiMed and an offering of $65 million aggregate principal amount of convertible senior notes.

William Blair & Company, L.L.C. served as financial advisor to Bacterin in conjunction with the transaction.

New Company Name and Additions to Management Team

Following the completion of the transaction, Bacterin International Holdings, Inc. will change its name to Xtant Medical Holdings, Inc. Dr. David Kirschman, formerly X-spine CEO, has joined the management team to serve as Executive Vice President and Chief Scientific Officer of Bacterin. He is also President of X-spine Systems, which is now a Bacterin subsidiary. Dr. Kirschman was also appointed to the Bacterin Board of Directors.

About Bacterin International Holdings, Inc.

Bacterin International Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin’s proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Following the transaction, X-spine has become a wholly owned subsidiary of Bacterin. X-spine is a medical device manufacturer that provides class-leading products for the treatment of spinal disease. With an emphasis on less-invasive treatments for the degenerative spine, X-spine offers state-of-the art spinal implants and instrumentation to an expanding global market.

For further information, please visit www.bacterin.com.

Important Cautionary Notes Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Forward-looking statements reflect management’s current estimates, projections, expectations and beliefs, and are subject to risks and uncertainties outside of our control that may cause actual results to differ materially from what is indicated in those forward-looking statements. We assume no duty to update the forward-looking statements, except as required by law.

These statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the occurrence of the risks described in the “Risk Factors” section included as an exhibit to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 28, 2015. In addition to those factors, the following factors, among others, could cause our actual results to differ materially from forward-looking or actual performance: difficulty integrating our business and X-spine’s businesses or realizing the projected benefits of the transaction; and diversion of management time on transaction and integration related issues.

INVESTOR CONTACT:

Rich Cockrell

investorrelations@thecockrellgroup.com

877-889-1972

MEDIA CONTACT:

Melissa Christensen

mchristensen@metzgeralbee.com

720-833-5918

or

Doyle Albee

doyle@metzgeralbee.com

303-736-9156